EXHIBIT 1A-11

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the inclusion of our audit report dated April 1, 2019 on the consolidated financial statements of Acacia Diversified Holdings, Inc. for the years ended December 31, 2018 and 2017 in the offering statement pursuant to Regulation A (Form 1-A).

/s/KWCO, PC

Odessa, Texas 79762

March 5, 2020